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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 17, 2002

APAC Customer Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Illinois (State or other jurisdiction of incorporation)	0-26786 (Commission file number)	36-2777140 (IRS Employer Identification No.)
Six Parkway North Center, Suite 400, Deerfield, Illinois 60015 (Address of principal executive offices)
Registrant's telephone number, including area code: (847) 374-4980
Not Applicable (Former name or former address, if changed since last report)

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        As recommended by the Audit Committee of APAC Customer Services, Inc. ("APAC"), APAC's Board of Directors on June 17, 2002 dismissed Arthur Andersen LLP ("Andersen") as APAC's independent public accountants and engaged Deloitte & Touche LLP to serve as APAC's independent public accountants for 2002.

        Andersen's reports on APAC's consolidated financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During APAC's two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on APAC's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

        APAC provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen's letter, dated June 17, 2002, stating its agreement with such statements.

        During APAC's two most recent fiscal years and through the date of this Form 8-K, APAC did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on APAC's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

c)
Exhibits. The following exhibits are filed with this document.

Exhibit Number	Description
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 17, 2002
99.1	Press Release dated June 17, 2002

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC CUSTOMER SERVICES, INC.
	BY:	/s/ MARC T. TANENBERG Marc T. Tanenberg Senior Vice President and Chief Financial Officer
Dated: June 17, 2002

EXHIBIT INDEX

Exhibit Number	Description
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 17, 2002
99.1	Press Release dated June 17, 2002

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  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX